Exhibit 10.46
AMENDMENT TO
PUGET SOUND ENERGY, INC.
SUPPLEMENTAL DEATH BENEFIT PLAN
FOR EXECUTIVE EMPLOYEES

This Amendment is made to the Puget Sound Energy, Inc. Supplemental Death Benefit Plan for Executive Employees, effective October 1, 2000 (the "Plan").  All terms defined in the Plan shall have the same meanings when used herein.  This amendment is effective January 1, 2002.  All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.         New section 1.5 is added, the remainder of Article 1 to be renumbered accordingly, to read as follows:

1.5       Early Commencement Date

            "Early Commencement Date" has the same meaning as set forth in the SERP.

2.         Renumbered Section 1.13 ("Pension Benefit") is amended to read in its entirety as follows:

            "Pension Benefit" means, as to a Participant, the aggregate annual annuity benefit under the Retirement Plan and the SERP, regardless of the actual form of benefit elected by the Participant and calculated according to any reasonable methodology chosen by the Company.

3.         Renumbered Section 1.16 ("Retirement Date") is amended to read in its entirety as follows:

            "Retirement Date" means, as to each Participant, the earlier of his or her Early Commencement Date, Normal Commencement Date and Normal Retirement Date.

4.         Section 3.1(b) ("Post-Retirement Benefit") is amended to read in its entirety as follows:

            In the event a Participant retires from all Employers and dies after his or her Retirement Date, the Beneficiary shall be paid a single sum amount equal to the Pension Benefit.